Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cimarex Energy Co. 401(k) Plan

Denver, CO

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-196169, 333-174361, 333-125621, and 333-100235) of Cimarex Energy Co. of our report dated June 12, 2020, relating to the Statement of Net Assets Available for Plan Benefits as of December 31, 2019 and the related notes of the Cimarex Energy Co. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2020.

/s/ ACM LLP

Denver, CO

June 24, 2021